EXHIBIT 10.1

                        SECURITIES PURCHASE AGREEMENT

            THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below (this "Agreement"), is entered into by and between HENLEY HEALTHCARE, INC. a Texas corporation, with headquarters located at 120 Industrial Boulevard, Sugar Land, Texas 77478 (the "Company"), and each entity named on a signature page hereto (each, a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement and the Transaction Agreements, as defined below, referred to therein).

                             W I T N E S S E T H:

            WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, INTER ALIA, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

            WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of Series E Convertible Preferred Stock, par value $0.10 per share and having a stated value of $1000 per share, of the Company (the "Convertible Preferred Stock") which will be convertible into shares of Common Stock, $.01 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Preferred Stock, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock, and subject to acceptance of this Agreement by the Company;

            NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1.    AGREEMENT TO PURCHASE; PURCHASE PRICE.

            A.    PURCHASE; CERTAIN DEFINITIONS.

            (i) The undersigned hereby agrees to purchase from the Company Convertible Preferred Stock having a stated value in the amount set forth on the Buyer's signature page of this Agreement (the "Preferred Stock,"; which term includes the Initial preferred Stock as defined below) out of a total offering of such Convertible Preferred Stock having a stated value of $2,500,000, and

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having the terms and conditions set forth in the Statement of Designations of the Series E Convertible Preferred Stock of the Company attached hereto as ANNEX I (the "Certificate of Designations").

            (ii) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the Buyer will purchase (x) Convertible Preferred Stock having a stated value of $1,500,000 multiplied by the Buyer's Allocable Share (the "Initial Preferred Stock") on the Initial Closing Date (as those terms are defined below) and (y) the balance of the Preferred Stock (the "Additional Preferred Stock") on the Additional Closing Date (as defined below).

            (iii) The purchase price to be paid by the Buyer shall be equal to the amount set forth on the Buyer's signature page of this Agreement, and shall be payable in United States Dollars.

            B. CERTAIN DEFINITIONS As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

            (i) "Additional Closing Date" means the date of the closing of the purchase and sale of the Additional Preferred Stock, as provided herein.

            (ii) "Buyer's Allocable Share" means the fraction of which the numerator is the stated value of the Buyer's Preferred Stock specified on the Buyer's signature page of this Agreement and the denominator is $2,500,000.

            (iii) "Closing Date" means the Initial Closing Date or the Additional Closing Date, as the case may be.

            (iv) "Converted Shares" means the shares of Common Stock issuable upon conversion of the Preferred Stock.

            (v) "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below).

            (vi) "Initial Closing Date" means the date of the closing of the purchase and sale of the Initial Preferred Stock, as provided herein.

            (vii) "Purchase Price" means the purchase price for the Preferred Stock.

            (viii)"Securities" means the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock or the exercise of the Warrants.

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            (ix) "Shares" means the shares of Common Stock representing any or all of the Converted Shares and the Warrant Shares.

            (x) "Strategic Partner" means a third party unaffiliated with the Company as of the date hereof which party (i) is engaged in a business which is the business in which the Company is engaged or a similar or related business, and (ii) subsequently purchases equity securities of the Company (or securities convertible into equity securities of the Company), where such purchase is accompanied or followed by any one or more of the following: the licensing by the Company of all or any portion of its technology to such third party, the licensing by such third party of all or any portion of its technology to the Company, or any other coordination of all or a portion of their respective business activities or operations by the Company and such third party. By way of illustration and not in limitation of the foregoing, if a third party entity engaged in the manufacturing or distribution of rehabilitation equipment or similar products (exclusively or as one of multiple fields of endeavor) purchases an equity interest in the Company where the Company and such third party intend that such investment is to be accompanied by any one or more of a licensing agreement by one or the other of the other party's technology or by a cross-licensing agreement, by an OEM agreement, by a joint development agreement or by other coordination of design, production or marketing activities, such third party would be a Strategic Partner.

            (xi) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

            C.    FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

            (i) The Buyer shall pay the Purchase Price for the relevant Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions") on the date prior to the relevant Closing Date.

            (ii) No later than the relevant Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the relevant Purchase Price, the Company shall deliver one or more certificates representing the Preferred Stock and the Warrants to be issued hereunder, each duly executed on behalf of the Company and issued in the name of the Buyer (collectively, the "Certificates") to the Escrow Agent.

            (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

            D. METHOD OF PAYMENT. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

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                  Bank of New York
                  350 Fifth Avenue
                  New York, New York 10001

                  ABA# 021000018
                  For credit to the account of Krieger & Prager LLP, Esqs. Account No.: [To be provided to the Buyer by Krieger & Prager
                               LLP]
                  Re: Henley Healthcare, Inc.

Not later than 5:00 p.m., New York time, on the date which is three (3) Nasdaq/SmallCap Market trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the Purchase Price for the Preferred Stock in immediately available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

            E. ESCROW PROPERTY. The Purchase Price delivered to the Escrow Agent as contemplated by Section 1(d) hereof is referred to as the "Escrow Funds." The Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof are referred to as the "Escrow Property."

            2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

            The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

            A. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement, the Buyer is purchasing the Preferred Stock and the Warrants and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

            B. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

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            C. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

            D. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

            E. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including those set forth on ANNEX III hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K, as amended, for the fiscal year ended December 31 1999, (2) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000; (3) Current Reports on Form 8-K filed on September 1, 2000 and September 21, 2000; and (4), Proxy Statement dated July 28, 2000 (collectively, the "Company's SEC Documents").

            F. The Buyer understands that its investment in the Securities involves a high degree of risk.

            G. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

            H. This Agreement and the other Transaction Agreements to which the Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

            3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and as of each Closing Date that, except as otherwise provided in the Company Disclosure Materials attached hereto as ANNEX IV hereto:

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            A. CONCERNING THE PREFERRED STOCK AND THE SHARES. The Preferred
Stock has been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of acquiring the Preferred Stock hereunder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock, the Warrants or the Shares which have not been waived.

            B. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition or results of operation of the Company and its subsidiaries taken as a whole. The Company has registered its stock and is obligated to file reports pursuant to Section 12 of the 1934 Act. The Common Stock is listed and traded on The Nasdaq/SmallCap Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

            C. AUTHORIZED SHARES. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, $.01 par value per share, of which approximately 15,172,001shares have been issued and are outstanding as of the date hereof and (ii) 10,000,000 shares of Preferred Stock, par value $ .10 per share, which have been issued in four series as follows:

            SERIES                         AUTHORIZED     ISSUED OUTSTANDING
------------------------------             ----------     ------ -----------
Series A Convertible Preferred               5,000         2,500     100
Series B Convertible Preferred               8,000         4,700   2,900
Series C Convertible Preferred               2,250           750     750
Series D Convertible Preferred               3,885         2,775   1,170.46

All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares as required by Section 4(h) of this Agreement. The Shares have been duly authorized and, when issued upon conversion of, or as dividends on, the Preferred Stock or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

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            D. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND
STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX V (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the other Transaction Agreements, when executed and delivered by the Company, will be, a valid and binding agreement of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

            E. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated herein.

            F. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

            G. SEC FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since September 30, 1999 timely filed all requisite forms, reports and exhibits thereto with the SEC.

            H. ABSENCE OF CERTAIN CHANGES. Since June 30, 2000, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since June 30, 2000, except as provided in the Company's SEC

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Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

            I. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole , (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements"), or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

            J. ABSENCE OF LITIGATION. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, operations, condition (financial or otherwise), or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

            K. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in the Company's SEC Documents, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole.

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            L. PRIOR ISSUES. Except as set forth in the Company's SEC Documents, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. As of the date hereof, the outstanding unconverted principal amount of each convertible security issued by the Company is as set forth in ANNEX VI hereto.

            M. NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since June 30, 2000, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company (other than the transactions contemplated by the Transaction Agreements) which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

            N. NO DEFAULT. Except as provided in the Company's SEC Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

            O. NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since April1, 2000, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

            P. DILUTION. The number of Shares issuable upon conversion of the Preferred Stock and the exercise of the Warrants may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock and upon exercise of the Warrants is binding upon the Company

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and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every Notice of Conversion (as defined in the Certificate of Designations) relating to the conversion of the Preferred Stock and every Notice of Exercise Form (as contemplated by the Warrants) relating to the exercise of the Warrants unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

            Q. BROKERS, FINDERS. Except for payment of fees to Union Atlantic LC or Union Atlantic Capital, LC (the "Placement Agent"), payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 3(q) that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

            4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

            A. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Preferred Stock have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

            B. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock and the Warrants, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities

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shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

            THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            C. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

            D. FILINGS. (i) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

            (ii) Subject to the conditions of the immediately following sentence, the Company undertakes and agrees to take all steps necessary to have a meeting and vote of the stockholders of the Company no later than the Meeting Date (as defined below) regarding authorization of the Company's issuance to the holders of the Preferred Stock and Warrants of shares of Common Stock in excess of twenty percent (20%) of the outstanding shares of Common Stock on the date of this Agreement in accordance with NASDAQ Rule 4310(c)(25)(H)(i) or Rule 4460(i)(1), as may be applicable. The term "Meeting Date" means the date which is the earlier of (x) seventy-five (75) days after the date on which the Company has issued, after the date of this Agreement, shares of Common Stock which, in the aggregate equal or exceed ten percent (10%) of the outstanding shares of Common Stock on the date hereof or (y) the date on which the Company holds its next regular or special stockholders meeting. The Company will recommend to the stockholders that such authorization be granted and will seek proxies from stockholders not attending the meeting naming a director or officer of the Company as such stockholder's proxy and directing the proxy to vote, or giving the proxy the authority to vote, in favor of such authorization. Upon determination that the stockholders have voted in favor of such authorization, the Company shall promptly make a public filing of same as required by the rules of the SEC. If for any reason (y) the meeting is not held by the Meeting Date or
(z) the requisite stockholder approval is not obtained at the meeting, then in lieu of issuing any shares in violation of NASDAQ Rule 4310(c)(25)(H) or Rule 4460(i)(1), as may be applicable, or any of the other Cap Regulations, the Company shall redeem the outstanding Preferred Stock as set forth in Section VI of the Certificate of Designation within ten (10) days after the Meeting Date.

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            (iii) In furtherance of the provisions of the immediately preceding subparagraph (ii) hereof, the Company (a) commits to using its best efforts to obtain any stockholder authorization contemplated by said subparagraph (ii), and
(b) represents to the Buyer that the Company has obtained the binding irrevocable commitment or proxy (each, a "Principal Voter Proxy") of each Principal Voter (as defined below) that such Principal Voter will vote in favor of any stockholder authorization contemplated by said subparagraph (ii). A "Principal Voter" is a person who meets any one or more of the following criteria: (A) a person who is a director or principal officer of the Company (each, a "Company Principal") and who, directly or indirectly, holds any shares of Common Stock of the Company; (B) a spouse of a Company Principal who resides in the household of the Company Principal (a "Principal's Spouse") and who, directly or indirectly, holds any shares of Common Stock of the Company, (C) a parent, sibling or child of a Company Principal who resides in the household of a Company Principal or of a Principal's Spouse (each, a "Principal's Relative") and who, directly or indirectly, holds any shares of Common Stock or (D) any other person or entity, including, without limitation, for profit or non-profit corporations, partnerships and trusts, whose voting rights regarding Common Stock of the Company is subject to the direction, control or other influence of any Company Principal, Principal's Spouse or Principal's Relative. The Company will deliver such Principal Voter Proxies to the Buyer or the Buyer's designee on the Initial Closing Date.

            E. REPORTING STATUS. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on The Nasdaq/Small Cap market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The Nasdaq/Small Cap Market.

            F. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Preferred Stock) for internal working capital purposes, and, unless specifically consented to in advance in each instance by the Buyer, the Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation (other than 80% owned subsidiaries), partnership enterprise or other person or for the repayment of any outstanding loan by the Company to any other party (Other than repayment of a portion of the Company's loans from Comerica Bank, Texas.)

            G. CERTAIN AGREEMENTS. (i) The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into

      (x) any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock (collectively, "New Common Stock"), or

      (y) any subsequent offer or contract for an equity line or similar arrangement which contemplates the issuance of New Common Stock with any third party (a "New Investor") on any date which is earlier than one hundred eighty (180) days after the Effective Date except for the Private Equity Credit Agreement dated November 20, 2000.

            (ii) The foregoing provisions shall not restrict the Company from issuing (A) shares of Common Stock upon the exercise of certain warrants and options for the purchase of shares outstanding as of the date hereof, (B) additional shares of Common Stock or other securities issued pursuant to the Company's existing stock option plans, (C) shares issued as required by the terms of the Company's currently outstanding shares of Series A, B, C or D Preferred Stock or other currently outstanding convertible securities identified in the Company's SEC Documents, (D) up to an aggregate of 2,000,000 shares or warrants to acquire shares of restricted Common Stock to satisfy unpaid accounts payable as of December 31, 2000; provided, however, that only the holders of 1,201,000 of such Common Stock may be granted registration rights in connection with the issuance thereof, (E) shares of Common Stock issuable under the terms of the Company's convertible promissory note in favor of Maxxim Medical, Inc., as amended, (F) in the event the Company has not sold its Cybex Medical division as required by the terms of its Seconded Amended and Restated Loan Agreement with Comerica Bank-Texas, (I) by November 1, 2000, 200,000 shares of Common Stock or warrants to purchase Common Stock, and, (II) by the first day of each month thereafter, an additional 25,000 shares of Common Stock or warrants to purchase Common Stock, or (G) up to 225 shares of the Series E Convertible Preferred Stock and warrants to purchase up to 500,000 shares to the Placement Agent or its designees in connection with the transactions contemplated hereby and the shares of Common Stock issuable thereon pursuant to the terms of the Certificate of Designations. In addition, the limitations contained in Section 4(g)(i) shall not apply to any transaction involving issuance of securities as consideration in a merger, consolidation or acquisition of assets or in connection with a transaction with a Strategic Partner (the primary purpose of which is not to raise equity capital or other financing capital), or as consideration for the acquisition of a business, product or license by the Company.

            (iii) In the event the Company breaches the provisions of this
Section 4(g), the Conversion Price (as defined in the Certificate of Designations) shall be amended to be equal to (x) 90% of (y) the amount determined in accordance with the provisions of the Certificate of Designations without regard to this provision.

            H. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the aggregate of (i) two hundred percent (200%) of the number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of each Buyer pursuant to the terms and conditions of the Certificate of Designations or to represent payment of dividends on the Preferred Stock and (ii) the number of shares issuable upon exercise as may be required to satisfy the exercise rights of each Buyer pursuant to the terms and conditions of the Warrants.

            I. WARRANTS. The Company agrees to issue to the Buyer on each Closing Date transferable, divisible warrants with a cashless exercise provision (the "Warrants") for the purchase of Common Stock of the Company equal to fifty percent (50%) of the number of shares which would be issued assuming conversion of the preferred Stock at the Fixed Conversion Price (as defined in the Certificate of Designation) on the Closing Date. The Warrants shall bear an exercise price per share equal to 110% of the Fixed Conversion Price. The Warrants will expire on the last day of the calendar month in which the fifth anniversary of the relevant Closing Date occurs. The Warrants shall be in the form annexed hereto as ANNEX VII, together with registration rights as provided in the Registration Rights Agreement.

            J. LIMITATION ON ISSUANCE OF SHARES. If applicable to the Company at the relevant time, the Company may be limited in the number of shares of Common Stock it may issue by virtue of (i) the number of authorized shares or (ii) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded, including, but not necessarily limited to, NASDAQ Rule 4310(c)(25)(H)(i) or Rule 4460(i)(1), as may be applicable (collectively, the "Cap Regulations"). Without limiting the other provisions thereof, the Preferred Stock shall provide that (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Preferred Stock without violating the Cap Regulations and
(ii) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Cap Regulations, the holder of a share of Preferred Stock which can not be converted as result of the Cap Regulations after all such shares of Preferred Stock which can be converted under the Cap Regulations have been converted (each such share, an "Unconverted Share") shall have the option, exercisable in such holder's sole and absolute discretion, to elect either of the following remedies:

            (x) if permitted by the Cap Regulations, require the Company to issue shares of Common Stock in accordance with such holder's notice of conversion at a conversion purchase price equal to the average of the closing price per share of Common Stock for any three (3) trading days (which need not be consecutive, but subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the date of notice of conversion; or

            (y) require the Company to redeem each Unconverted Share being redeemed ( a "Redeemed Share") for an amount (the "Cap Redemption Amount") payable in cash, equal to:

                               V                x           M
                        -----------------
                              CP

      where:

            "V" means the outstanding stated value (as defined in the Certificate of Designations) plus accrued dividends through the date of payment of the Redemption Amount for the Redeemed Share (the "Redemption Payment Date");

            "CP" means the Conversion Price in effect on the Redemption Date (as defined below)

             "Redemption Date" means the date contemplated by a specific provision of this Certificate of Designations or, if no such date is specified, the date of redemption specified in the notice from the Holder electing redemption of a Redeemed Share; and

            "M" means the highest closing price during the period beginning on the Redemption Date and ending on the Redemption Payment Date.

A holder of more than one Unconverted Share may elect one of the above remedies with respect to some of such Unconverted Shares and the other remedy with respect to other Unconverted Shares. The Cap Redemption Amount payable under the provisions of this Section 4(j) shall be payable within (10) ten days after the Redemption Date. The Certificate of Designations shall contain provisions substantially consistent with the above terms, with such additional provisions as may be consented to by the Buyer. The provisions of this paragraph are not intended to limit the scope of the provisions otherwise included in the Certificate of Designations. Anything herein or in the Certificate of Designations to the contrary notwithstanding, the remedy contained in clause (y) of this Section 4(j) shall not be available to the Buyer until after the earlier of (i) the Special Meeting or (ii) the expiration of sixty (60) days from the date a holder of Securities has exercised a right pursuant to which the last share of Common Stock issuable under the Cap Regulations is to be issued. If prior to such date, the Cap Regulations no longer apply to limit the Company's issuance of shares of Common Stock in connection with the Securities or the transactions contemplated by the Transaction Agreements, the remedies contained clauses (x) and (y) of this Section 4(j) shall not be exercisable by the Buyer.

      K. REIMBURSEMENT. If (i) the Buyer, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Buyer is impleaded in any such action, proceeding or investigation by any person, or (ii) the Buyer, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal or state securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Buyer is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse the Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Buyer is a named party, the Company will pay to the the Buyer reasonable out-of-pocket costs with respect to assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this SECTION 4(K) shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Buyer that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyer and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer and any such affiliate and any such person.

             L. RELEASE. Effective upon the mutual execution hereof, the Company, for itself and on behalf of all affiliated persons and entities, representatives, and all predecessors in interest, successors and assigns (collectively, the "Releasing Parties"), hereby releases and forever discharges each of Investor, and Investor"s direct and indirect partners, officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees, of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, arising prior to the date of execution of this Agreement, that the Company may have had, may now have or may hereafter acquire with respect to any matters whatsoever under, relating to or arising from any prior Purchase Agreement, Registration Agreement, and the agreements entered into in connection therewith (sometimes collectively referred to as the "Prior Agreements"). The Company also fully waives (i) any defenses it may have with respect to honoring the terms of the Prior Agreements, or any (ii) offsets it may have with respect to the amounts owed under the Prior Agreements. Additionally, the Company represents, warrants and covenants that it has not, and at the time this release becomes effective will not have, sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released.

            M. CONSENT. By its execution and delivery of this Agreement, Buyer which is also a party to the Securities Purchase Agreement dated as of May 19, 2000 between the Company and each entity named on a signature page thereto (the "Series D Securities Purchase Agreement"), consents to the transactions contemplated hereby and waives any rights it otherwise might have under the Series D Securities Purchase Agreement, the Series D Convertible Preferred Stock Statement of Designations or the Registration Rights Agreement dated as of May 19, 2000 between the Company and each entity named on a signature page thereto with respect to any rights of first refusal or registration rights it may have pursuant to the terms thereof, or to take or refrain from taking any other action, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby.

              N. FUTURE PURCHASES. (i) After the Effective Date, the Company may give notice (the "Additional Closing Date Notice") to the Buyer, with a copy to the Escrow Agent, specifying the date of the closing for the purchase of the Additional Preferred Stock. The date for such closing (the "Additional Closing Date") shall be a business day which is (x) at least twenty-one (21) days after the Effective Date and (y) at least ten (10) business days after the Additional Closing Date Notice is received by the Buyer.

            (ii) It shall be a condition to the Company's right to issue an Additional Closing Date Notice that, as of the date of delivery of the Additional Closing Date Notice, (A) the Registration Statement for all Registrable Securities, included the Converted Shares attributable to the Additional Preferred Stock (the "Additional Converted Shares"), shall have been declared effective and shall continue to be effective, (B) each of the Transaction Agreements shall continue to be in full force and effect and be applicable, to the extent relevant, to the Additional Preferred Stock and the Additional Converted Shares (and the Company's issuance of the Additional Closing Date Notice shall constitute the Company's making each such representation and warranty as of such date), and (C) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects and there shall have been no material adverse change to the business, operations or financial condition or results of operation of the Company and its subsidiaries taken as a whole from the Initial Closing Date through and including the date the Company gives the Additional Closing Date Notice to the Buyer (and the Company's issuance of the Additional Closing Date Notice shall constitute the Company's making each such representation and warranty as of such date).

            (iii) The Buyer's obligations to purchase the Additional Preferred Stock shall terminate (w) if the Additional Closing Date does not occur within forty-five (45) days after the Additional Closing Date Notice is given to the Buyer, (x) if the Company's available shares do not satisfy the provisions of
Section 4(h) hereof at any time, (y) if the Effective Date has not yet occurred as of the date which is four (4) months after the Required Effective Date (as defined in the Registration Rights Agreement), or (z) on the date which is eighteen months after the Initial Closing Date.

            5. TRANSFER AGENT INSTRUCTIONS.

            A. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

            B. Subject to the provisions of this Agreement, the Company will permit the Buyer to exercise its right to convert the Preferred Stock in the manner contemplated by the Certificate of Designations.

            C. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date (as defined in the Certificate of Designations) could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond two (2) business days from the Delivery Date):

                                          LATE PAYMENT FOR EACH $10,000
                                          OF STATED VALUE OR DIVIDEND
            NO. BUSINESS DAYS LATE        AMOUNT BEING CONVERTED
            ----------------------        -----------------------------------

                  1                             $100
                  2                             $200
                  3                             $300
                  4                             $400
                  5                             $500
                  6                             $600
                  7                             $700
                  8                             $800
                  9                             $900
                  10                            $1,000
                  >10                           $1,000 +$200 for each Business
                                                Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. For purposes of this Section 5(c), in connection with a Mandatory Conversion (as defined in the Certificate of Designations), the term "Delivery Date" shall refer to the earlier of (i) the Delivery Date determined in relation to a Notice of Conversion actually submitted by the Buyer to the Company or (ii) the third or fifth business date, as the case may be, after written notice (which shall include facsimile transmission) from the Buyer that the delivery of shares to the Buyer in connection with the Mandatory Conversion has not been accomplished. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within two (2) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

            D. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in lieu and instead of the amounts due under Section 5(c) hereof (but in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu of any such other amounts), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy- In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

            E. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

            F. If, at any time (i) the Company challenges, disputes or denies the right of a holder of Preferred Stock to effect a conversion of the Preferred Stock into Common Stock or otherwise dishonors or rejects any Conversion Notice delivered in accordance with the terms of this Agreement or the Certificate of Designations or any exercise of any Warrant in accordance with its terms ("Warrant Exercise"), or (ii) any third party who is not and has never been an Affiliate of such holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority, which lawsuit, proceeding or claim seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of such holder to effect the conversion of the Preferred Stock into Common Stock, and the Company refuses to honor any such Conversion Notice or Warrant Exercise, then such holder shall have the right, by written notice to the Company, to require the Company to promptly redeem the Preferred Stock for cash at a redemption price (the "Mandatory Purchase Amount") equal to the Cap Redemption Amount of the unconverted Preferred Stock held by such holder; provided, however, that the Company shall have a period of thirty
(30) days within which to (i) have the lawsuit or proceeding dismissed and honor the Conversion Notice and/or the Warrant Exercise, or (ii) raise the capital required to redeem the Mandatory Purchase Amount, as the case may be. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of such holder, including, but not necessarily limited to, reasonable legal fees and expenses, as and when incurred in connection with such holder's disputing any such action or pursuing such holder's rights hereunder (in addition to any other rights such holder may have hereunder or otherwise). The Mandatory Purchase Amount will be payable to such holder in cash within five (5) business days from the date such holder gives the Company written notice that it is exercising its rights under this paragraph.

            G. The holder of any Preferred Stock shall be entitled to exercise its conversion privilege with respect to the Preferred Stock notwithstanding the commencement of any case under 11 U.S.C. ss.101 ET SEQ. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Preferred Stock. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

            H. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative , to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Buyer in connection with a Notice of Conversion, or
(ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

            I. Nothing contained in this Section 5 shall be construed to require the Company to pay to the Buyer any of the amounts contemplated by this Section 5 for late delivery of any certificates or refusal to honor a Notice of Conversion or Warrant Exercise to the extent that such delay or refusal is caused by the Buyer (but exclusion of the delay or refusal of the Company shall be limited only to the period of such delay or refusal which was directly caused by an uncured action or omission of the Buyer and not to periods beyond the cure of such action or omission by or on behalf of the Buyer).

            6. CLOSING DATES.

            A. The Initial Closing Date shall occur on the date which is the first Nasdaq SmallCap Market trading day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

            B. (i) The Additional Closing Date shall be the date determined in accordance with the provisions of Section 4(n) hereof.

                  (ii) The closing for the Additional Preferred Stock shall be conducted upon the same terms and conditions as those applicable to the Initial Preferred Stock.

            C. Each closing of the purchase and issuance of Preferred Stock shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

            D. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.


            7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            The Buyer understands that the Company's obligation to sell the Preferred Stock to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

            A. The Buyer's execution and delivery of this Agreement and the other Transaction Agreements contemplated to be signed by the Buyer;

            B. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Preferred Stock in accordance with this Agreement;

            C. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date;

            D. Except to the extent contemplated by specific provisions of the Transaction Agreements, there shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby to an extent materially greater than contemplated herein, or requiring any consent or approval which shall not have been obtained; and

            E. From and after the date hereof to and including such Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on the NYSE or The Nasdaq/Small Cap Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The Nasdaq/Small Cap Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Company makes it impracticable or inadvisable to sell the Preferred Stock.

            8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

            The Company understands that the Buyer's obligation to purchase the Preferred Stock on the relevant Closing Date is conditioned upon:

            A. The adoption of the Certificate of Designations by all necessary corporate action of the Company and the filing of all filings necessary to effectuate the Certificate of Designations as a part of the charter documents of the Company;

            B. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

            C. Delivery by the Company to the Escrow Agent of the relevant Certificates in accordance with this Agreement;

            D. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

            E. On such Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

            F. On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in ANNEX VIII attached hereto;

            G. Except to the extent contemplated by specific provisions of the Transaction Agreements, there shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby to an extent materially greater than contemplated herein, or requiring any consent or approval which shall not have been obtained;

            H. From and after the date hereof to and including such Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on The Nasdaq/Small Cap Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The Nasdaq/Small Cap Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Preferred Stock; and


            I. With respect to the Additional Closing Date,

            (i) an Additional Closing Date Notice shall have been duly given in accordance with the provisions of Section 4(m);

            (ii) all other conditions of Section 4(m) shall have been satisfied;

            (iii) the Registration Statement shall have been declared effective with respect to all of the Registrable Securities, including the Additional Converted Shares, and shall continue to be effective as of such date;

            (iii) each of the Transaction Agreements shall continue to be in full force and effect and be applicable, to the extent relevant, to the Additional Preferred Stock and the Additional Converted Shares (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making a representation and warranty to such effect as of such date);

            (iv) the representations and warranties of the Company contained in
Section 3 hereof shall be true and correct in all material respects (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making each such representation and warranty as of such date) and there shall have been no material adverse change to the business, operations or financial condition or results of operation of the Company and its subsidiaries taken as a whole from the Initial Closing Date through and including the Additional Closing Date (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making such representation and warranty as of such date);

            (v) the Company shall have timely issued all shares issuable upon conversion of the Preferred Stock or upon exercise of the Warrants prior to the date of such Additional Closing Date; and

            (vi) the Company shall have available and shall reserve for issuance to Buyer at least two hundred percent (200%) of the number of Shares which would be issued on (x) conversion of all unconverted Initial Preferred Stock and all Additional Preferred Stock and (y) exercise of all unexercised Warrants.

            9. GOVERNING LAW: MISCELLANEOUS.

            A. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

            B. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            C. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            D. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            E. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

            F. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

            G. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            H. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

            I. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

            J. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

            10. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served,(b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable courier service which provides evidence of delivery with charges prepaid, (d) transmitted by hand delivery, or
(e) by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) (ii) on the third business day following the date of mailing by express courier service or on the seventh business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (iii) if by facsimile, upon confirmation of receipt by the recipient or confirmation of transmission in another manner provided in this SECTION 10. The addresses for such communications shall be:

                  IF TO THE COMPANY:

                        Henley Healthcare, Inc.
                        120 Industrial Boulevard
                        Sugar Land, Texas 77478
                        ATTENTION: James L. Sturgeon, Chief Operating Officer. Telephone No.: (281) 276-7042
                        Telecopier No.: (281) 276-7038

                  WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                        Porter & Hedges, LLP
                        700 Louisiana, 34th Floor
                        Houston, TX 77002
                        Attn: Robert G. Reedy, Esq.
                        Telephone No.: (713) 226-0674
                        Telecopier No.: (713) 226-0274

                  IF TO BUYER:

                  At the address set forth on the signature page of this Agreement.


                  WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                        Krieger & Prager, LLP
                        39 Broadway, Suite 1440
                        New York, New York 10006
                        ATTENTION:  Samuel M. Krieger, Esq.
                        Tel No.: (212) 363-2900
                        Fax No.: (212) 363-2999

Either party hereto may from time to time change its address or facsimile number for notices under this Section 10 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein).

            11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the Warrants and the payment of the Purchase Price for a period of three (3) years from the Closing Date and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

STATED VALUE OF PREFERRED STOCK:                      $ 1,110,000

PURCHASE PRICE OF PREFERRED STOCK:                    $ 1,110,000




                            SIGNATURES FOR ENTITIES

      IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 20th day November, 2000.



Address: Cumberland House          THE ENDEAVOR CAPITAL INVESTMENT
         No. 27 Cumberland Street  FUND S.A.
         P.O. Box N-10818          (Printed Name of Subscriber)
         Nassau, The Bahamas

                                   By:/s/ SHMULI MARGULIES
Telecopier No. 242 356 4147        Name:  Shmuli Margulies
                                   Title: Director

Jurisdiction of Incorporation
or Organization: The Bahamas

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

HENLEY HEALTHCARE, INC

By: /s/ JAMES L. STURGEON
        James L. Sturgeon
Title:  Chief Financial Officer
Date:   November 20, 2000

            IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

STATED VALUE OF PREFERRED STOCK:                      $ 240,000

PURCHASE PRICE OF PREFERRED STOCK:                    $ 240,000




                            SIGNATURES FOR ENTITIES

      IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 20th day November, 2000.



Address: c/o Trident Chambers      ESQUIRE TRADE & FINANCE INC.
         P.O. Box 2154             (Printed Name of Subscriber)
         6342 Baar, Switzerland

                                   By:/s/ GISELLA KINDLE
Telecopier No.(011 4141) 760-1031  Name:  Gisella Kindle
                                   Title: Director

Jurisdiction of Incorporation
or Organization:

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

HENLEY HEALTHCARE, INC

By: /s/ JAMES L. STURGEON
        James L. Sturgeon
Title:  Chief Financial Officer
Date:   November 20, 2000

            IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

STATED VALUE OF PREFERRED STOCK:                      $ 150,000

PURCHASE PRICE OF PREFERRED STOCK:                    $ 150,000




                            SIGNATURES FOR ENTITIES

      IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 20th day November, 2000.



Address: c/o Trevisa-Trevland-Anstalt  CELESTE TRUST REG
         Landstrasse 8                 (Printed Name of Subscriber)
         Furstentums 9496
         Balzers, Liechtenstein

                                       By:/s/ THOMAS HACKL
Telecopier No.(011 431534) 532-895     Name:  Thomas Hackl
                                       Title:

Jurisdiction of Incorporation
or Organization:

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

HENLEY HEALTHCARE, INC

By: /s/ JAMES L. STURGEON
        James L. Sturgeon
Title:  Chief Financial Officer
Date:   November 20, 2000